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                                                                    Exhibit 3.03


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                               TAP MERGER SUB INC.
                                  WITH AND INTO
                        TRAVELERS PROPERTY CASUALTY CORP.

                            ----------------------------------

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware
                            ----------------------------------

         TAP Merger Sub Inc. (the "Company"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

            FIRST:      That the name and state of incorporation of each of the
constituent corporations to the merger are as follows:

      Name                                      State of Incorporation
      ----                                      ----------------------
      TAP Merger Sub Inc.                             Delaware
      Travelers Property Casualty Corp.               Delaware

            SECOND: That the Company owns more than 90% of the outstanding shares of each of the Class A common stock, par value $.01 per share, and the Class B common stock, par value $.01 per share, of Travelers Property Casualty Corp., which are the only outstanding classes of capital stock of Travelers Property Casualty Corp.;

            THIRD: That the directors of the Company, by written consent dated April 20, 2000, pursuant to Section 141(f) of the DGCL, duly adopted resolutions authorizing the merger of the Company with and into Travelers Property Casualty Corp. pursuant to Section 253 of the DGCL (the "Merger"). A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

            FOURTH: That the stockholders of the Company, by written consent dated April 20, 2000, pursuant to Section 228 of the DGCL, have approved the merger of the Company with and into Travelers Property Casualty Corp. pursuant to Section 253 of the DGCL.
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            FIFTH: That the Company will be merged with and into Travelers
Property Casualty Corp., with Travelers Property Casualty Corp. as the corporation surviving the Merger.

            SIXTH: That in accordance with Section 103(d) of the DGCL, the Merger shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.


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            IN WITNESS WHEREOF, TAP Merger Sub Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name this 20th day of April, 2000.

                                           TAP MERGER SUB INC.

                                           By:  /s/ James M. Michener
                                                -------------------------------
                                                Name:  James M. Michener
                                                Title:    Secretary